Press Release For immediate release

Invesco Reports Results for the Three Months Ended June 30, 2023

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Matt Seitz Graham Galt	404-724-4299 404-439-4853 404-439-3070

Invesco Announces Second Quarter Diluted EPS of $0.29; Adjusted Diluted EPS(1) of $0.31

Atlanta, July 25, 2023 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2023.
■$2.0 billion of net long-term outflows for the quarter, resilience in key capability areas with net long-term inflows of $5.7 billion from ETFs, $1.6 billion from greater China and $1.0 billion from Fixed Income
■$1,538.2 billion in ending AUM, an increase of 3.7% from the prior quarter
■14.1% operating margin; 27.7% adjusted operating margin(1)
■$27.0 million of compensation expenses related to executive retirements and organizational changes
■Repurchased 9.6 million common shares for $150.0 million during the quarter at an average price of $15.65
■Balance sheet strength - continued to maintain debt below $1.5 billion with a zero balance on our credit facility

Update from Andrew Schlossberg, President and CEO

"It is an absolute privilege to take on the leadership of a global investment management organization with a client-centered foundation. I want to congratulate and thank our retiring CEO Marty Flanagan on his 18-year tenure leading Invesco.
The second quarter highlighted the unevenness in financial markets and the continued uncertainty among investors. It’s market conditions like these where Invesco’s diversified business mix provides clients with the insights and capabilities they need as well as opportunities to improve asset flows in the long-run.
Our leadership team is focused on driving investment quality and an excellent client experience, while delivering greater financial profitability and growth. While we are pleased to have a strong foundation, we are not satisfied with our results to date and are committed to simplifying our organizational model, aligning our expense base, strengthening our strategic focus, and executing at pace. I couldn’t be more confident in the talented team we have in place to take advantage of opportunities in the market and address the challenges confronting our clients and our industry.”

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net Flows:
Net long-term outflows were $2.0 billion for the second quarter of 2023, as compared to $2.9 billion of net long-term inflows in the first quarter.

Institutional net long-term outflows were $2.2 billion while retail net long-term inflows were $0.2 billion. Net long-term flows by asset class include net long-term inflows of $1.9 billion from equity products and $1.0 billion from fixed income products offset by net long-term outflows of $1.5 billion from balanced products and $3.4 billion from alternative products. On a geographic basis, the Asia Pacific region achieved net long-term inflows of $1.5 billion, while the Americas and EMEA regions experienced net long-term outflows of $3.0 billion and $0.5 billion, respectively.

We had inflows of $15.4 billion from money market funds and $1.1 billion from non-management fee earning products during the quarter, while net market gains increased AUM by $46.5 billion. Foreign exchange rate movements decreased AUM by $6.8 billion. Ending AUM increased 3.7% and average AUM increased 2.2% in the second quarter as compared to the first quarter.

Summary of net flows (in billions)	Q2-23	Q1-23	Q2-22
Active	$(8.4)	$(2.5)	$(11.3)
Passive	6.4	5.4	4.5
Net long-term flows	(2.0)	2.9	(6.8)
Non-management fee earning AUM	1.1	(1.6)	(2.0)
Money market	15.4	7.7	3.5
Total net flows	$14.5	$9.0	$(5.3)

Annualized long-term organic growth rate (1)	(0.7)%	1.1%	(2.4)%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Second Quarter Highlights:

Financial Results	Q2-23		Q1-23		Q2-23 vs. Q1-23	Q2-22		Q2-23 vs. Q2-22
U.S. GAAP Financial Measures
Operating revenues	$1,442.8	m	$1,418.2	m	1.7%	$1,530.4	m	(5.7)%
Operating income	$203.8	m	$209.5	m	(2.7)%	$344.7	m	(40.9)%
Operating margin	14.1%		14.8%			22.5%
Net income attributable to Invesco Ltd.	$132.2	m	$145.0	m	(8.8)%	$121.0	m	9.3%
Diluted EPS	$0.29		$0.32		(9.4)%	$0.26		11.5%

Adjusted Financial Measures (1)
Net revenues	$1,090.7	m	$1,075.9	m	1.4%	$1,173.9	m	(7.1)%
Adjusted operating income	$302.0	m	$326.9	m	(7.6)%	$411.9	m	(26.7)%
Adjusted operating margin	27.7%		30.4%			35.1%
Adjusted net income attributable to Invesco Ltd.	$144.4	m	$173.4	m	(16.7)%	$180.3	m	(19.9)%
Adjusted diluted EPS	$0.31		$0.38		(18.4)%	$0.39		(20.5)%

Assets Under Management
Ending AUM	$1,538.2	bn	$1,483.0	bn	3.7%	$1,390.4	bn	10.6%
Average AUM	$1,494.9	bn	$1,463.0	bn	2.2%	$1,457.2	bn	2.6%

Headcount	8,621		8,561		0.7%	8,506		1.4%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

U.S. GAAP Operating Results:

Second Quarter 2023 compared to First Quarter 2023

Operating revenues and expenses: Operating revenues increased $24.6 million as compared to the first quarter, driven by higher performance fees, changes in foreign exchange rates and an additional day in the quarter. Investment management fees increased by $5.6 million, as a result of higher average AUM partially offset by shifts in the asset mix to lower yield products. Service and distribution fees increased by $8.1 million. Performance fees were $19.6 million for the quarter and were earned primarily from real estate products. Other revenues were down $3.1 million in the second quarter as a result of lower front end fees.

Operating expenses increased $30.3 million in the second quarter of 2023 as compared to the first quarter. Third-party distribution, service and advisory costs increased $7.4 million during the second quarter as a result of higher average AUM. Employee compensation expense increased $12.9 million primarily due to costs related to executive retirements and organizational changes of $27.0 million and higher variable compensation costs associated with performance fees which were partially offset by lower payroll taxes and benefits. Marketing expenses increased $4.0 million due to higher advertising spend. Property, office and technology costs increased $2.7 million. General and administrative expenses increased $45.9 million primarily due to the favorable impact of insurance recoveries and indirect tax refunds in the first quarter. The increase was also due to higher expenses in the second quarter related to consulting and professional fees primarily related to the Alpha NextGen program (ANG), expenses related to newly launched consolidated investments products (CIP), and costs associated with the move to the new Atlanta headquarters. Transaction, integration and restructuring costs were zero in the second quarter due to the completion of strategic initiatives as compared to $41.6 million in the first quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $19.2 million, earned primarily from our China joint venture. Other gains and losses was a net gain of $20.9 million, driven by market value changes of deferred compensation and seed capital investments. Other income/(expense) of CIP was a loss of $2.7 million, primarily driven by market losses on the underlying investments held by the funds.

The effective tax rate was 28.5% in the second quarter as compared to 29.7% in the first quarter. The rate decrease in the second quarter is primarily due to the decrease in the net loss attributable to non-controlling interests in consolidated entities.

Diluted earnings per common share: Diluted earnings per common share was $0.29 for the second quarter of 2023.

Second Quarter 2023 compared to Second Quarter 2022

Operating revenues and expenses: Operating revenues decreased $87.6 million as compared to the second quarter of 2022 as a result of shifts in the asset mix to lower yield products. Investment management fees decreased $80.0 million and service and distribution fees decreased $11.5 million. Performance fees were $19.6 million, an increase of $10.4 million from the second quarter of 2022. Other revenues decreased $6.5 million, resulting from lower front end and real estate transaction fees.

Operating expenses increased $53.3 million in the second quarter of 2023 as compared to the second quarter of 2022. Third-party distribution, service and advisory costs decreased $12.5 million consistent with decreased revenues. Employee compensation expense increased $68.5 million during the quarter primarily due to costs related to executive retirements and organizational changes of $27.0 million and higher fair value on deferred compensation liabilities.

The effective tax rate was 28.5% in the second quarter of 2023 as compared to 22.3% in the second quarter of 2022. The increase is primarily due to the impact that the net loss attributable to non-controlling interests in consolidated entities had on the effective tax rate in the second quarter of 2023 as compared to the impact that the net income attributable to non-controlling interests in consolidated entities had on the effective tax rate in the second quarter of 2022.

Adjusted(1) Operating Results:

Second Quarter 2023 compared to First Quarter 2023

Net revenues and adjusted operating expenses: Net revenues in the second quarter of 2023 increased $14.8 million as compared to the first quarter. Performance fees were higher in the second quarter. Increased investment management fees and service and distribution fees were partially offset by lower other revenue and higher third-party distribution, service and advisory costs.

Adjusted operating expenses increased $39.7 million in the second quarter as compared to the first quarter. Employee compensation expenses increased due to costs related to executive retirements and organizational changes of $27.0 million and variable compensation associated with performance fees, partially offset by lower payroll taxes and benefits. General and administrative expenses increased primarily due to higher professional fees primarily related to ANG, costs associated with the move to the new Atlanta headquarters, and indirect tax refunds received in the first quarter.

Adjusted operating income decreased $24.9 million to $302.0 million in the second quarter from $326.9 million in the first quarter. Adjusted operating margin decreased to 27.7% from 30.4% for the prior quarter.

Adjusted diluted earnings per common share was $0.31 for the second quarter. The effective tax rate on adjusted net income increased slightly to 24.7% in the second quarter from 24.1% in the first quarter.

Second Quarter 2023 compared to Second Quarter 2022

Net revenues and adjusted operating expenses: Net revenues in the second quarter of 2023 decreased $83.2 million as compared to the second quarter of 2022, resulting from shifts in the asset mix to lower yield products.

Adjusted operating expenses increased $26.7 million in the second quarter of 2023 as compared to the second quarter of 2022, primarily due to higher employee compensation expenses including costs related to executive retirements and organizational changes of $27.0 million.

Adjusted operating income decreased $109.9 million to $302.0 million in the second quarter of 2023 from $411.9 million in the second quarter of 2022. Adjusted operating margin decreased to 27.7% from 35.1% for the second quarter of 2022.

The effective tax rate on adjusted net income decreased slightly to 24.7% in the second quarter of 2023 from 24.8% in the second quarter of 2022.
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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $1,009.9 million at June 30, 2023 ($889.0 million as of March 31, 2023).

Debt: $1,488.6 million at June 30, 2023 ($1,488.1 million at March 31, 2023). The credit facility balance was zero as of June 30, 2023 and March 31, 2023.

Common share repurchases: During the second quarter of 2023, the company repurchased 9.6 million common shares for $150.0 million in the open market.

Common shares outstanding (end of period): 448.6 million

Diluted common shares outstanding (end of period): 451.5 million

Dividends paid: $91.9 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a second quarter cash dividend of $0.20 per share to holders of common shares. The dividend is payable on September 5, 2023, to common shareholders of record at the close of business on August 11, 2023, with an ex-dividend date of August 10, 2023.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from June 1, 2023 through August 31, 2023. The preferred dividend is payable on September 1, 2023 to preferred shareholders of record at the close of business on August 15, 2023.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. Our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities. With offices in more than 20 countries, Invesco managed $1.5 trillion in assets on behalf of clients worldwide as of June 30, 2023. For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, July 25, 2023, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Wednesday, August 9, 2023 at 5:00 p.m. ET by calling 1-866-405-7297 for U.S. and Canadian callers or 1-203-369-0608 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow, capital expenditures, and assets under management and could differ materially from events that actually occur in the future due to known and unknown risks and other important factors, including, but not limited to, industry or market conditions, geopolitical events and pandemics or health crises and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. None of this information should be considered in isolation from, or as a substitute for, historical financial statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-23	Q1-23	% Change	Q2-22	% Change
Operating revenues:
Investment management fees	$1,033.5	$1,027.9	0.5%	$1,113.5	(7.2)%
Service and distribution fees	342.3	334.2	2.4%	353.8	(3.3)%
Performance fees	19.6	5.6	250.0%	9.2	113.0%
Other	47.4	50.5	(6.1)%	53.9	(12.1)%
Total operating revenues	1,442.8	1,418.2	1.7%	1,530.4	(5.7)%
Operating expenses:
Third-party distribution, service and advisory	462.5	455.1	1.6%	475.0	(2.6)%
Employee compensation	475.7	462.8	2.8%	407.2	16.8%
Marketing	29.0	25.0	16.0%	33.8	(14.2)%
Property, office and technology	137.1	134.4	2.0%	135.0	1.6%
General and administrative	121.6	75.7	60.6%	119.7	1.6%
Transaction, integration and restructuring	—	41.6	N/A	0.2	N/A
Amortization of intangible assets	13.1	14.1	(7.1)%	14.8	(11.5)%
Total operating expenses	1,239.0	1,208.7	2.5%	1,185.7	4.5%
Operating income	203.8	209.5	(2.7)%	344.7	(40.9)%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	19.2	26.1	(26.4)%	24.7	(22.3)%
Interest and dividend income	7.1	8.6	(17.4)%	2.1	238.1%
Interest expense	(18.4)	(18.0)	2.2%	(25.8)	(28.7)%
Other gains and losses, net	20.9	27.4	(23.7)%	(90.0)	N/A
Other income/(expense) of CIP, net	(2.7)	(17.9)	(84.9)%	26.2	N/A
Income before income taxes	229.9	235.7	(2.5)%	281.9	(18.4)%
Income tax provision	(65.5)	(69.9)	(6.3)%	(63.0)	4.0%
Net income	164.4	165.8	(0.8)%	218.9	(24.9)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	27.0	38.4	(29.7)%	(38.7)	N/A
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$132.2	$145.0	(8.8)%	$121.0	9.3%

Earnings per common share:
---basic	$0.29	$0.32	(9.4)%	$0.27	7.4%
---diluted	$0.29	$0.32	(9.4)%	$0.26	11.5%

Average common shares outstanding:
---basic	457.9	458.1	—%	456.5	0.3%
---diluted	458.8	458.9	—%	459.5	(0.2)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-23	Q1-23	Q2-22
Operating revenues, U.S. GAAP basis	$1,442.8	$1,418.2	$1,530.4
Revenue Adjustments (2)
Investment management fees	(195.4)	(189.8)	(193.1)
Service and distribution fees	(230.9)	(225.3)	(240.3)
Other	(36.2)	(40.0)	(41.6)
Total Revenue Adjustments	$(462.5)	$(455.1)	$(475.0)
Invesco Great Wall (1)	97.6	100.5	106.1
CIP	12.8	12.3	12.4
Net revenues	$1,090.7	$1,075.9	$1,173.9

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-23	Q1-23	Q2-22
Operating income, U.S. GAAP basis	$203.8	$209.5	$344.7
Invesco Great Wall (1)	53.6	54.6	62.2
CIP (3)	21.7	14.7	16.1
Transaction, integration and restructuring (4)	—	41.6	0.2
Amortization of intangible assets (8)	13.1	14.1	14.8
Compensation expense related to market valuation changes in deferred compensation plans (10)	9.8	12.4	(26.1)
General and administrative (7)	—	(20.0)	—
Adjusted operating income	$302.0	$326.9	$411.9

Operating margin (5)	14.1%	14.8%	22.5%
Adjusted operating margin (6)	27.7%	30.4%	35.1%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-23	Q1-23	Q2-22
Net income attributable to Invesco Ltd., U.S. GAAP basis	$132.2	$145.0	$121.0
Adjustments (excluding tax):
Transaction, integration and restructuring (4)	—	41.6	0.2
Amortization of intangible assets (8)	13.1	14.1	14.8
Deferred compensation plan market valuation changes and dividend income less compensation expense (10)	(6.1)	(10.4)	52.5
General and administrative (7)	—	(20.0)	—
Total adjustments excluding tax	$7.0	$25.3	$67.5
Tax adjustment for amortization of intangible assets and goodwill (9)	3.6	4.2	3.8
Other tax effects of adjustments above	1.6	(1.1)	(12.0)
Adjusted net income attributable to Invesco Ltd. (11)	$144.4	$173.4	$180.3

Average common shares outstanding - diluted	458.8	458.9	459.5
Diluted EPS	$0.29	$0.32	$0.26
Adjusted diluted EPS (12)	$0.31	$0.38	$0.39

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-23	Q1-23	Q2-22
Operating expenses, U.S. GAAP basis	$1,239.0	$1,208.7	$1,185.7
Invesco Great Wall (1)	44.0	45.9	43.9
Third-party distribution, service and advisory expenses	(462.5)	(455.1)	(475.0)
CIP	(8.9)	(2.4)	(3.7)
Transaction, integration and restructuring (4)	—	(41.6)	(0.2)
Amortization of intangible assets (8)	(13.1)	(14.1)	(14.8)
Compensation expense related to market valuation changes in deferred compensation plans (10)	(9.8)	(12.4)	26.1
General and administrative (7)	—	20.0	—
Adjusted operating expenses	$788.7	$749.0	$762.0

Employee compensation, U.S. GAAP basis	$475.7	$462.8	$407.2
Invesco Great Wall (1)	34.2	35.6	34.8
Compensation expense related to market valuation changes in deferred compensation plans (10)	(9.8)	(12.4)	26.1
Adjusted employee compensation	$500.1	$486.0	$468.1

Marketing, U.S. GAAP basis	$29.0	$25.0	$33.8
Invesco Great Wall (1)	3.0	3.0	2.6
Adjusted marketing	$32.0	$28.0	$36.4

Property, office and technology, U.S. GAAP basis	$137.1	$134.4	$135.0
Invesco Great Wall (1)	5.1	5.3	5.0
Adjusted property, office and technology	$142.2	$139.7	$140.0

General and administrative, U.S. GAAP basis	$121.6	$75.7	$119.7
Invesco Great Wall (1)	1.7	2.0	1.5
CIP	(8.9)	(2.4)	(3.7)
Recoveries of previously disclosed losses(7)	—	20.0	—
Adjusted general and administrative	$114.4	$95.3	$117.5

Transaction, integration and restructuring, U.S. GAAP basis	$—	$41.6	$0.2
Transaction, integration and restructuring(4)	—	(41.6)	(0.2)
Adjusted transaction, integration and restructuring	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis	$13.1	$14.1	$14.8
Amortization of intangible assets	(13.1)	(14.1)	(14.8)
Adjusted amortization of intangibles	$—	$—	$—

(1) Invesco Great Wall: The company reflects 100% of Invesco Great Wall in its net revenues and adjusted operating income (and by calculation, adjusted operating margin). The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to the 51% noncontrolling interests.
(2) Revenue adjustments: The company calculates net revenues by reducing operating revenues to exclude fees that are passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. The net revenue presentation assists in identifying the revenue contribution generated by the company, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period, as an indicator of the basis point net revenues we receive for each dollar of AUM we manage.
    Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other revenues are primarily adjusted by transaction fees passed through to third parties.
(3) CIP: The company believes that the CIP may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying results of operations and financial condition of the company. Accordingly, the company believes that it is appropriate to adjust operating revenues and operating income for the impact of CIP in calculating the respective net revenues and adjusted operating income (and by calculation, adjusted operating margin).
(4)    Transaction, integration and restructuring: The company believes it is useful to adjust for the transaction, integration and restructuring charges in arriving at adjusted operating income, adjusted operating margin, adjusted net income, and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition and restructuring related charges.
(5) Operating margin is equal to operating income divided by operating revenues.
(6) Adjusted operating margin is equal to adjusted operating income divided by net revenues.
(7) General and administrative: The adjustments remove insurance recoveries related to fund-related losses incurred in prior periods.
(8)    Amortization of intangible assets: The company removes amortization expense related to acquired assets in arriving at adjusted operating income, adjusted operating margin and adjusted diluted EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.
(9) Tax adjustment for amortization of intangible assets and goodwill: The company reflects the tax benefit realized on the tax amortization of goodwill and intangibles in adjusted net income. The company believes it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.
(10) Market movement on deferred compensation plan liabilities: Certain deferred compensation plan awards involve a return to the employee linked to the appreciation (depreciation) of specified investments. The company hedges economically the exposure to market movements for these investments. Since these plans are hedged economically, the company believes it is useful to reflect the offset ultimately achieved from hedging the market exposure in the calculation of adjusted operating income (and by calculation, adjusted operating margin) and adjusted net income (and by calculation, adjusted diluted EPS) to produce results that will be more comparable period to period.
(11) The effective tax rate on adjusted net income attributable to Invesco Ltd. is 24.7% (first quarter 2023: 24.1%; second quarter 2022: 24.8%).
(12) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding.

Invesco Ltd.
Assets Under Management

	Three Months Ended				Six Months Ended
(in billions)	June 30, 2023	March 31, 2023	% Change	June 30, 2022	June 30, 2023	June 30, 2022	% Change
Beginning Assets	$1,483.0	$1,409.2	5.2%	$1,555.9	$1,409.2	$1,610.9	(12.5)%
Long-term inflows	71.3	79.4	(10.2)%	81.4	150.7	187.7	(19.7)%
Long-term outflows	(73.3)	(76.5)	(4.2)%	(88.2)	(149.8)	(177.3)	(15.5)%
Net long-term flows	(2.0)	2.9	N/A	(6.8)	0.9	10.4	(91.3)%
Net flows in non-management fee earning AUM (a)	1.1	(1.6)	N/A	(2.0)	(0.5)	(3.0)	(83.3)%
Net flows in money market funds	15.4	7.7	100.0%	3.5	23.1	16.3	41.7%
Total net flows	14.5	9.0	61.1%	(5.3)	23.5	23.7	(0.8)%
Reinvested distributions	1.0	1.0	—%	1.8	2.0	2.6	(23.1)%
Market gains and losses	46.5	61.9	(24.9)%	(142.3)	108.4	(223.2)	N/A
Foreign currency translation	(6.8)	1.9	N/A	(19.7)	(4.9)	(23.6)	(79.2)%
Ending Assets	$1,538.2	$1,483.0	3.7%	$1,390.4	$1,538.2	$1,390.4	10.6%

Ending long-term AUM	$1,102.4	$1,088.7	1.3%	$1,063.7	$1,102.4	$1,063.7	3.6%
Average long-term AUM	$1,085.9	$1,083.2	0.2%	$1,117.2	$1,084.5	$1,152.4	(5.9)%
Average AUM	$1,494.9	$1,463.0	2.2%	$1,457.2	$1,478.9	$1,501.2	(1.5)%
Average QQQ AUM	$180.9	$156.1	15.9%	$169.0	$168.5	$179.0	(5.9)%

Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
By investment style: (in billions)	Active(d)	Passive(d)	Active(d)	Passive(d)
Beginning Assets	$1,005.2	$477.8	$976.2	$433.0
Long-term inflows	40.1	31.2	87.0	63.7
Long-term outflows	(48.5)	(24.8)	(97.9)	(51.9)
Net long-term flows	(8.4)	6.4	(10.9)	11.8
Net flows in non-management fee earning AUM (a)	—	1.1	—	(0.5)
Net flows in money market funds	15.4	—	23.1	—
Total net flows	7.0	7.5	12.2	11.3
Reinvested distributions	1.0	—	2.0	—
Market gains and losses	9.9	36.6	$30.8	$77.6
Foreign currency translation	(6.5)	(0.3)	$(4.6)	$(0.3)
Ending Assets	$1,016.6	$521.6	$1,016.6	$521.6

Average AUM	$1,006.1	$488.8	$1,004.0	$474.9

Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$924.9	$558.1	$872.3	$536.9
Long-term inflows	54.4	16.9	109.2	41.5
Long-term outflows	(54.2)	(19.1)	(112.7)	(37.1)
Net long-term flows	0.2	(2.2)	(3.5)	4.4
Net flows in non-management fee earning AUM (a)	1.1	—	(1.6)	1.1
Net flows in money market funds	(0.1)	15.5	1.1	22.0
Total net flows	1.2	13.3	(4.0)	27.5
Reinvested distributions	0.9	0.1	1.8	0.2
Market gains and losses	43.6	2.9	99.3	9.1
Foreign currency translation	(2.1)	(4.7)	(0.9)	(4.0)
Ending Assets	$968.5	$569.7	$968.5	$569.7

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management (continued)

Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$1,055.7	$228.6	$198.7	$999.4	$223.5	$186.3
Long-term inflows	35.9	19.1	16.3	78.0	38.2	34.5
Long-term outflows	(38.9)	(17.6)	(16.8)	(80.3)	(36.7)	(32.8)
Net long-term flows	(3.0)	1.5	(0.5)	(2.3)	1.5	1.7
Net flows in non-management fee earning AUM (a)	0.4	0.3	0.4	0.9	(1.0)	(0.4)
Net flows in money market funds	14.5	0.6	0.3	20.9	1.9	0.3
Total net flows	11.9	2.4	0.2	19.5	2.4	1.6
Reinvested distributions	1.0	—	—	2.0	—	—
Market gains and losses	43.7	(0.1)	2.9	91.3	5.2	11.9
Foreign currency translation	0.5	(9.0)	1.7	0.6	(9.2)	3.7
Ending Assets	$1,112.8	$221.9	$203.5	$1,112.8	$221.9	$203.5

	Three Months Ended June 30, 2023					Six Months Ended June 30, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market (c)	Alternatives(b)
Beginning Assets	$695.7	$321.8	$67.9	$211.5	$186.1	$637.0	$313.7	$67.1	$203.5	$187.9
Long-term inflows	36.2	25.3	3.9	—	5.9	75.6	53.9	7.2	—	14.0
Long-term outflows	(34.3)	(24.3)	(5.4)	—	(9.3)	(68.9)	(50.4)	(10.1)	—	(20.4)
Net long-term flows	1.9	1.0	(1.5)	—	(3.4)	6.7	3.5	(2.9)	—	(6.4)
Net flows in non-management fee earning AUM (a)	1.2	(0.1)	—	—	—	(1.5)	1.0	—	—	—
Net flows in money market funds	—	—	—	15.4	—	—	—	—	23.1	—
Total net flows	3.1	0.9	(1.5)	15.4	(3.4)	5.2	4.5	(2.9)	23.1	(6.4)
Reinvested distributions	0.2	0.4	0.1	0.1	0.2	0.4	0.8	0.3	0.1	0.4
Market gains and losses	48.5	(0.2)	(1.1)	—	(0.7)	104.1	3.7	0.6	0.1	(0.1)
Foreign currency translation	(0.4)	(3.9)	(1.2)	(1.3)	—	0.4	(3.7)	(0.9)	(1.1)	0.4
Ending Assets	$747.1	$319.0	$64.2	$225.7	$182.2	$747.1	$319.0	$64.2	$225.7	$182.2

Average AUM	$706.9	$321.0	$65.7	$217.9	$183.4	$690.4	$319.5	$67.2	$215.8	$186.0

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (d)

	Three Months Ended				Six Months Ended
(in billions)	June 30, 2023	March 31, 2023	% Change	June 30, 2022	June 30, 2023	June 30, 2022	% Change
Beginning Assets	$1,005.2	$976.2	3.0%	$1,042.7	$976.2	$1,082.5	(9.8)%
Long-term inflows	40.1	46.9	(14.5)%	48.8	87.0	110.5	(21.3)%
Long-term outflows	(48.5)	(49.4)	(1.8)%	(60.1)	(97.9)	(121.0)	(19.1)%
Net long-term flows	(8.4)	(2.5)	236.0%	(11.3)	(10.9)	(10.5)	3.8%
Net flows in money market funds	15.4	7.7	100.0%	3.5	23.1	16.3	41.7%
Total net flows	7.0	5.2	34.6%	(7.8)	12.2	5.8	110.3%
Reinvested distributions	1.0	1.0	—%	1.8	2.0	2.6	(23.1)%
Market gains and losses	9.9	20.9	(52.6)%	(61.6)	30.8	(111.6)	N/A
Foreign currency translation	(6.5)	1.9	N/A	(17.2)	(4.6)	(21.4)	(78.5)%
Ending Assets	$1,016.6	$1,005.2	1.1%	$957.9	$1,016.6	$957.9	6.1%

Average long-term AUM	$788.2	$788.5	—%	$829.7	$788.3	$862.6	(8.6)%
Average AUM	$1,006.1	$1,002.0	0.4%	$989.2	$1,004.0	$1,019.6	(1.5)%

Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$495.6	$509.6	$482.1	$494.1
Long-term inflows	25.0	15.1	51.3	35.7
Long-term outflows	(30.9)	(17.6)	(63.9)	(34.0)
Net long-term flows	(5.9)	(2.5)	(12.6)	1.7
Net flows in money market funds	(0.1)	15.5	1.1	22.0
Total net flows	(6.0)	13.0	(11.5)	23.7
Reinvested distributions	0.9	0.1	1.8	0.2
Market gains and losses	9.8	0.1	26.9	3.9
Foreign currency translation	(2.0)	(4.5)	(1.0)	(3.6)
Ending Assets	$498.3	$518.3	$498.3	$518.3

Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$688.7	$195.1	$121.4	$670.8	$191.0	$114.4
Long-term inflows	17.7	16.0	6.4	39.4	32.8	14.8
Long-term outflows	(26.7)	(15.0)	(6.8)	(53.9)	(30.8)	(13.2)
Net long-term flows	(9.0)	1.0	(0.4)	(14.5)	2.0	1.6
Net flows in money market funds	14.5	0.6	0.3	20.9	1.9	0.3
Total net flows	5.5	1.6	(0.1)	6.4	3.9	1.9
Reinvested distributions	1.0	—	—	2.0	—	—
Market gains and losses	10.9	(1.0)	—	26.8	0.7	3.3
Foreign currency translation	0.5	(8.6)	1.6	0.6	(8.5)	3.3
Ending Assets	$706.6	$187.1	$122.9	$706.6	$187.1	$122.9

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Active (d) (continued)

Three Months Ended June 30, 2023						Six Months Ended June 30, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
Beginning Assets	$294.3	$276.7	$67.1	$211.5	$155.6	$277.5	$273.0	$66.3	$203.5	$155.9
Long-term inflows	12.4	20.6	3.9	—	3.2	27.4	43.8	7.2	—	8.6
Long-term outflows	(16.9)	(20.0)	(5.4)	—	(6.2)	(32.3)	(43.5)	(10.1)	—	(12.0)
Net long-term flows	(4.5)	0.6	(1.5)	—	(3.0)	(4.9)	0.3	(2.9)	—	(3.4)
Net flows in money market funds	(0.1)	0.1	—	15.4	—	(0.1)	0.1	—	23.1	—
Total net flows	(4.6)	0.7	(1.5)	15.4	(3.0)	(5.0)	0.4	(2.9)	23.1	(3.4)
Reinvested distributions	0.2	0.4	0.1	0.1	0.2	0.4	0.8	0.3	0.1	0.4
Market gains and losses	10.9	0.1	(1.1)	—	—	27.0	3.6	0.6	0.1	(0.5)
Foreign currency translation	(0.2)	(3.9)	(1.2)	(1.3)	0.1	0.7	(3.8)	(0.9)	(1.1)	0.5
Ending Assets	$300.6	$274.0	$63.4	$225.7	$152.9	$300.6	$274.0	$63.4	$225.7	$152.9

Average AUM	$294.6	$275.9	$64.9	$217.9	$152.8	$292.0	$275.1	$66.4	$215.8	$154.7

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (d)

	Three Months Ended				Six Months Ended
(in billions)	June 30, 2023	March 31, 2023	% Change	June 30, 2022	June 30, 2023	June 30, 2022	% Change
Beginning Assets	$477.8	$433.0	10.3%	$513.2	$433.0	$528.4	(18.1)%
Long-term inflows	31.2	32.5	(4.0)%	32.6	63.7	77.2	(17.5)%
Long-term outflows	(24.8)	(27.1)	(8.5)%	(28.1)	(51.9)	(56.3)	(7.8)%
Net long-term flows	6.4	5.4	18.5%	4.5	11.8	20.9	(43.5)%
Net flows in non-management fee earning AUM (a)	1.1	(1.6)	N/A	(2.0)	(0.5)	(3.0)	(83.3)%
Total net flows	7.5	3.8	97.4%	2.5	11.3	17.9	(36.9)%
Market gains and losses	36.6	41.0	(10.7)%	(80.7)	77.6	(111.6)	N/A
Foreign currency translation	(0.3)	—	N/A	(2.5)	(0.3)	(2.2)	(86.4)%
Ending Assets	$521.6	$477.8	9.2%	$432.5	$521.6	$432.5	20.6%

Average long-term AUM	$297.7	$294.7	1.0%	$287.5	$296.2	$289.8	2.2%
Average AUM	$488.8	$461.0	6.0%	$468.0	$474.9	$481.6	(1.4)%
Average QQQ AUM	$180.9	$156.1	15.9%	$169.0	$168.5	$179.0	(5.9)%

Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
By channel: (in billions)	Retail	Institutional	Retail	Institutional
Beginning Assets	$429.3	$48.5	$390.2	$42.8
Long-term inflows	29.4	1.8	57.9	5.8
Long-term outflows	(23.3)	(1.5)	(48.8)	(3.1)
Net long-term flows	6.1	0.3	9.1	2.7
Net flows in non-management fee earning AUM (a)	1.1	—	(1.6)	1.1
Total net flows	7.2	0.3	7.5	3.8
Market gains and losses	33.8	2.8	72.4	5.2
Foreign currency translation	(0.1)	(0.2)	0.1	(0.4)
Ending Assets	$470.2	$51.4	$470.2	$51.4

Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
By client domicile: (in billions)	Americas	Asia Pacific	EMEA	Americas	Asia Pacific	EMEA
Beginning Assets	$367.0	$33.5	$77.3	$328.6	$32.5	$71.9
Long-term inflows	18.2	3.1	9.9	38.6	5.4	19.7
Long-term outflows	(12.2)	(2.6)	(10.0)	(26.4)	(5.9)	(19.6)
Net long-term flows	6.0	0.5	(0.1)	12.2	(0.5)	0.1
Net flows in non-management fee earning AUM (a)	0.4	0.3	0.4	0.9	(1.0)	(0.4)
Total net flows	6.4	0.8	0.3	13.1	(1.5)	(0.3)
Market gains and losses	32.8	0.9	2.9	64.5	4.5	8.6
Foreign currency translation	—	(0.4)	0.1	—	(0.7)	0.4
Ending Assets	$406.2	$34.8	$80.6	$406.2	$34.8	$80.6

See the footnotes immediately following these tables.

Invesco Ltd.
Assets Under Management - Passive (d) (continued)

Three Months Ended June 30, 2023						Six Months Ended June 30, 2023
By asset class: (in billions)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)	Equity	Fixed Income	Balanced	Money Market(c)	Alternatives(b)
Beginning Assets	$401.4	$45.1	$0.8	$—	$30.5	$359.5	$40.7	$0.8	$—	$32.0
Long-term inflows	23.8	4.7	—	—	2.7	48.2	10.1	—	—	5.4
Long-term outflows	(17.4)	(4.3)	—	—	(3.1)	(36.6)	(6.9)	—	—	(8.4)
Net long-term flows	6.4	0.4	—	—	(0.4)	11.6	3.2	—	—	(3.0)
Net flows in non-management fee earning AUM (a)	1.3	(0.2)	—	—	—	(1.4)	0.9	—	—	—
Total net flows	7.7	0.2	—	—	(0.4)	10.2	4.1	—	—	(3.0)
Market gains and losses	37.6	(0.3)	—	—	(0.7)	77.1	0.1	—	—	0.4
Foreign currency translation	(0.2)	—	—	—	(0.1)	(0.3)	0.1	—	—	(0.1)
Ending Assets	$446.5	$45.0	$0.8	$—	$29.3	$446.5	$45.0	$0.8	$—	$29.3

Average AUM	$412.3	$45.1	$0.8	$—	$30.6	$398.4	$44.4	$0.8	$—	$31.3

Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(c)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of June 30, 2023 includes $225.7 billion in money market AUM and $210.1 billion in non-management fee earning AUM (March 31, 2023: $211.5 billion and $182.8 billion, respectively; June 30, 2022: $164.0 billion and $162.8 billion, respectively).
(d)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM in Top Half of Benchmark				% of AUM in Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	99%	41%	31%	15%	100%	28%	15%	11%
U.S. Growth (6%)	11%	11%	43%	43%	11%	—%	42%	72%
U.S. Value (6%)	62%	61%	100%	55%	61%	61%	48%	47%
Sector (1%)	50%	6%	25%	25%	46%	24%	46%	55%
U.K. (1%)	46%	46%	47%	46%	55%	62%	46%	46%
Canadian (<1%)	88%	100%	100%	45%	76%	79%	67%	—%
Asian (4%)	66%	55%	83%	91%	43%	33%	34%	83%
Continental European (2%)	70%	76%	20%	94%	79%	81%	21%	73%
Global (6%)	75%	29%	7%	85%	84%	69%	4%	15%
Global Ex U.S. and Emerging Markets (7%)	99%	19%	99%	99%	98%	31%	26%	10%
Fixed Income (1)
Money Market (30%)	95%	92%	98%	100%	87%	88%	87%	99%
U.S. Fixed Income (10%)	80%	87%	84%	97%	48%	77%	72%	92%
Global Fixed Income (6%)	74%	86%	92%	95%	79%	67%	68%	92%
Stable Value (5%)	—%	100%	100%	100%	97%	97%	97%	100%
Other (1)
Alternatives (5%)	55%	49%	66%	72%	37%	52%	41%	50%
Balanced (7%)	44%	66%	65%	60%	47%	73%	88%	62%

Note: Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts (UITs), fund of funds with component funds managed by Invesco, stable value building block funds and collateralized debt obligations. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.

Data as of June 30, 2023. AUM measured in the one, three, five and ten year quartile rankings represents 46%, 46%, 45% and 41% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 59%, 58%, 55% and 50% of total Invesco AUM. Peer group rankings are sourced from a widely-used third-party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the five-year peer group ($698.4 billion).

Invesco Ltd.
Supplemental Information (1)

	For the three months ended June 30, 2023			For the three months ended June 30, 2022
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,214.9	$325.9	$889.0	$1,614.1	$304.5	$1,309.6
Cash flows from operating activities	331.3	(145.3)	476.6	123.1	(151.2)	274.3
Cash flows from investing activities	(94.7)	(35.1)	(59.6)	(76.7)	(36.7)	(40.0)
Cash flows from financing activities	(171.1)	131.5	(302.6)	(477.7)	84.4	(562.1)
Increase/(decrease) in cash and cash equivalents	65.5	(48.9)	114.4	(431.3)	(103.5)	(327.8)
Foreign exchange movement on cash and cash equivalents	6.7	0.2	6.5	(50.0)	(5.0)	(45.0)
Cash and cash equivalents, end of the period	$1,287.1	$277.2	$1,009.9	$1,132.8	$196.0	$936.8

	For the six months ended June 30, 2023			For the six months ended June 30, 2022
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,434.1	$199.4	$1,234.7	$2,147.1	$250.7	$1,896.4
Cash flows from operating activities	232.4	(124.7)	357.1	(252.3)	(407.2)	154.9
Cash flows from investing activities	(49.2)	75.7	(124.9)	(155.8)	(38.3)	(117.5)
Cash flows from financing activities	(349.6)	125.6	(475.2)	(533.0)	398.6	(931.6)
Increase/(decrease) in cash and cash equivalents	(166.4)	76.6	(243.0)	(941.1)	(46.9)	(894.2)
Foreign exchange movement on cash and cash equivalents	19.4	1.2	18.2	(73.2)	(7.8)	(65.4)
Cash and cash equivalents, end of the period	$1,287.1	$277.2	$1,009.9	$1,132.8	$196.0	$936.8

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

Invesco Ltd.
Supplemental Information(1)

	As of June 30, 2023				As of December 31, 2022
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,009.9	$—	$—	$1,009.9	$1,234.7	—	—	$1,234.7
Investments	992.1	(452.6)	—	1,444.7	996.6	(376.8)	—	1,373.4
Investments and other assets of CIP	8,808.9	8,808.9	—	—	8,735.1	8,735.1	—	—
Cash and cash equivalents of CIP	277.2	277.2	—	—	199.4	199.4	—	—
Assets held for policyholders	444.0	—	444.0	—	668.7	—	668.7	—
Goodwill and intangible assets, net	15,793.0	—	—	15,793.0	15,698.9	—	—	15,698.9
Other assets (2)	2,132.7	(12.8)	—	2,145.5	2,223.4	(9.8)	—	2,233.2
Total assets	29,457.8	8,620.7	444.0	20,393.1	29,756.8	8,547.9	668.7	20,540.2
LIABILITIES
Debt of CIP	6,884.5	6,884.5	—	—	6,590.4	6,590.4	—	—
Other liabilities of CIP	357.3	357.3	—	—	329.6	329.6	—	—
Policyholder payables	444.0	—	444.0	—	668.7	—	668.7	—
Debt	1,488.6	—	—	1,488.6	1,487.6	—	—	1,487.6
Other liabilities (3)	3,574.8	—	—	3,574.8	3,838.3	—	—	3,838.3
Total liabilities	12,749.2	7,241.8	444.0	5,063.4	12,914.6	6,920.0	668.7	5,325.9
EQUITY
Total equity attributable to Invesco Ltd.	15,328.9	(0.1)	—	15,329.0	15,213.6	(0.1)	—	15,213.7
Noncontrolling interests (4)	1,379.7	1,379.0	—	0.7	1,628.6	1,628.0	—	0.6
Total equity	16,708.6	1,378.9	—	15,329.7	16,842.2	1,627.9	—	15,214.3
Total liabilities and equity	$29,457.8	$8,620.7	$444.0	$20,393.1	$29,756.8	$8,547.9	$668.7	$20,540.2

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) Amounts include accounts receivable, prepaid assets, unsettled funds receivables, property, equipment and software, right-of-use asset, and other assets.

(3) Amounts include accrued compensation and benefits, unsettled funds payables, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.

(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.